Exhibit 4.7

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into on November 25, 2019, among Albemarle Corporation, a Virginia corporation (the “Company”), Albemarle Wodgina Pty Ltd (ACN 630 509 303), a proprietary limited company incorporated under the laws of Australia and wholly-owned subsidiary of the Company (the “2029 Notes Issuer” and, together with the Company, the “Issuers”) and BofA Securities, Inc. (“BofAS”) and J.P. Morgan Securities LLC (“J.P. Morgan Securities”), acting as representatives (the “Representatives”) of the several initial purchasers listed on Schedule I hereto (the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement dated November 19, 2019, among the Issuers and the Representatives on behalf of the other several Initial Purchasers (the “Purchase Agreement”), pursuant to which the Initial Purchasers have agreed to purchase the Company’s Floating Rate Notes due 2022 (the “2022 Notes”) and the 2029 Notes Issuer’s 3.450% Senior Notes due 2029 (the “2029 Notes” and, together with the 2022 Notes, the “Notes”). The Notes and the Guarantee (as defined below) are herein collectively referred to as the “Securities.”

The payment of principal of, premium, if any, and interest on the 2029 Notes and the 2029 Exchange Notes (as defined below) and the other obligations of the 2029 Notes Issuer under the Indenture (as defined below) will be fully and unconditionally guaranteed (the “Guarantee”) on a senior unsecured basis by the Company.

In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.    Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“2022 Exchange Notes” shall mean the notes issued by the Company under the Indenture containing terms identical to the 2022 Notes (except that (x) interest thereon shall accrue from the last date on which interest was paid on the 2022 Notes or, if no such interest has been paid, from November 25, 2019 and (y) the 2022 Exchange Notes will not contain restrictions on transfer), and to be offered to Holders of the 2022 Notes in exchange for securities pursuant to the 2022 Exchange Offer.

“2029 Exchange Securities” shall mean the notes issued by the 2029 Notes Issuer and guaranteed by the Company under the Indenture containing terms identical to the 2029 Notes and the Guarantee thereof (except that (x) interest thereon shall accrue from the last date on which interest was paid on the 2029 Notes or, if no such interest has been paid, from November 25, 2019 and (y) the 2029 Exchange Securities will not contain restrictions on transfer), and to be offered to Holders of the 2029 Securities in exchange for securities pursuant to the 2029 Exchange Offer.

“Base Indenture” shall mean the indenture dated as of January 20, 2005 (as supplemented and amended prior to the Closing Date), between the Company and U.S. Bank National Association, as successor trustee to The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York) (the “Trustee”).

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement. “Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Exchange Date” shall have the meaning set forth in Section 2(a)(ii).

“Exchange Offers” shall mean, collectively (i) the exchange offer by the Company of the 2022 Exchange Notes for 2022 Notes that are Registrable Securities pursuant to Section 2(a) hereof (the “2022 Exchange Offer”) and (ii) the exchange offer by the 2029 Notes Issuer and the Company of the 2029 Exchange Securities for 2029 Securities that are Registrable Securities pursuant to Section 2(a) hereof (the “2029 Exchange Offer”).

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean the 2022 Exchange Notes and the 2029 Exchange Securities.

“Fifth Supplemental Indenture” shall mean the fifth supplemental indenture to the Base Indenture, to be dated as of the Closing Date, among the Company, the 2029 Notes Issuer and the Trustee.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of an Issuer or used or referred to by an Issuer in connection with the sale of the Securities or the Exchange Securities.

“Holder” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).

“Indenture” shall mean, collectively, the Fifth Supplemental Indenture and the Base Indenture. As used herein, the term “Indenture” includes the Officers’ Certificate (as defined in the Indenture) establishing the form and terms of the 2022 Notes pursuant to Section 3.01 of the Indenture.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities (voting as a single class); provided that whenever the consent or approval of Holders of a specified percentage of each series of Registrable Securities is required hereunder, Registrable Securities held by the Issuers or any of their affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of the applicable series of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the applicable Issuer shall issue any additional Securities, other than Securities issued in transactions registered under the 1933 Act, under the Indenture prior to consummation of the applicable Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained, except to the extent any provision of this Agreement expressly provides that any consent or approval be given by series of Registrable Securities.

“Participating Broker-Dealer” shall have the meaning set forth in Section 4(a).

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in (or, pursuant to the rules and regulations of the 1933 Act, deemed a part of) a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated or deemed by securities laws to be incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities are exchanged for Exchange Securities in the Exchange Offers, (ii) when a Shelf Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, (iii) when such Securities have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the 1933 Act or (iv) when such Securities shall have ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel and any depositary for book entry Securities, (vii) the fees and disbursements of counsel (including local counsel) for the Issuers and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and reasonably satisfactory to the Issuers (which counsel may also be counsel for the Initial Purchasers)) and (viii) the fees and disbursements of the independent public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement), including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Issuers that covers any of the applicable Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed by securities laws to be incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated or deemed by securities laws to be incorporated by reference therein.

“Staff” shall have the meaning set forth in Section 2(a) hereof.

“TIA” shall have the meaning set forth in Section 3 hereof.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3 hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.    Registration Under the 1933 Act.

(a)    To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC (the “Staff”), the Issuers shall use commercially reasonable efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Issuers to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offers. The Issuers shall commence the Exchange Offers promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use its commercially reasonable efforts to have the Exchange Offers consummated not later than 60 days after such effective date. The Issuers shall commence the Exchange Offer by sending the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i)	that the applicable Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is sent, or longer if required by applicable law) (the “Exchange Dates”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

(iv)

that Holders electing to have a Registrable Security exchanged pursuant to the applicable Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address specified in the notice prior to the close of business on the last Exchange Date; provided, however, that, if any of the Registrable Securities are in book-entry form, such Prospectus and accompanying documents shall also specify how the surrender is to be effected in accordance with applicable book-entry procedures; and

(v)

that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities of each series delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged; provided, however, that, if any of the Registrable Securities are in book-entry form, any such telegram, telex, facsimile transmission or letter shall be sent in accordance with applicable book-entry procedures.

As soon as practicable after the last Exchange Date, each Issuer shall:

(1) accept for exchange Registrable Securities of the applicable series or portions thereof tendered and not validly withdrawn pursuant to the applicable Exchange Offer; and

(2) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities of the applicable series or portions thereof so accepted for exchange by such Issuer and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security of the applicable series equal in principal amount to the principal amount of the Registrable Securities of such series surrendered by such Holder; provided that if any of the Registrable Securities are in book-entry form, such Issuer shall, in co- operation with the Trustee, effect the exchange of Registrable Securities in accordance with applicable book-entry procedures.

The Issuers shall use their commercially reasonable efforts to complete the Exchange Offers as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offers. The Exchange Offers shall not be subject to any conditions, other than that each Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Issuers shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offers are made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offers.

Each Holder that participates in the Exchange Offers, as a condition to participation in the Exchange Offers, will be required to represent to the applicable Issuer in writing (which may be contained in the applicable letter of transmittal) that at the time of consummation of the applicable Exchange Offer: (i) any Exchange Securities received in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities; (ii) such Holder has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities within the meaning of the 1933 Act; (iii) such Holder is not an “affiliate” (as defined in Rule 405 of the 1933 Act) of either Issuer; (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the 1933 Act (including, but not limited to, the prospectus delivery requirements thereunder).

(b)    In the event that (i) the Issuers determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated as soon as practicable after the last Exchange Date because it would violate applicable law or the applicable interpretations of the Staff, (ii) the Exchange Offers are not for any other reason consummated on or prior to the 365th day following the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) or (iii) any Holder of Registrable Securities notifies the applicable Issuer that (A) it is prohibited by law or SEC policy from participating in the applicable Exchange Offer, (B) it may not resell the Exchange Securities acquired by it in the applicable Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (C) it is a broker-dealer and owns Securities acquired directly from such Issuer or an affiliate of such Issuer, then the Issuers shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or notice is given to the applicable Issuer, as the case may be, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC promptly. In the event the Issuers are required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (iii) of the preceding sentence, the Issuers shall use their commercially reasonable efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial Purchasers after completion of the Exchange Offers. The Issuers agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until two years from the Closing Date or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Registration Period”). The Issuers further agree to supplement or amend the Shelf Registration Statement and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective and such Shelf Registration Statement or Free Writing Prospectus to become usable as soon as thereafter practicable. The Issuers agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC; provided that the Issuers shall be deemed to have furnished such amendment or supplement if they shall have timely made such amendment or supplement available on “EDGAR.”

(c)    The Issuers shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement and any other expenses incurred by it that are not Registration Expenses.

(d)    An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or become effective automatically upon filing; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities of a series pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective with respect to such series during the period of such interference until the offering of Registrable Securities of such series pursuant to such Registration Statement may legally resume. In the event (1) either or both Exchange Offers are not consummated on or prior to the 365th day following the Closing Date, (2) the Shelf Registration Statement, if required pursuant to Section 2(b), is not declared effective on or prior to the 365th day following the Closing Date, or (3) in the case of a Shelf Registration Statement, it becomes effective and thereafter ceases to be effective or usable (x) at any time during the Shelf Registration Period and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12- month period or (y) on more than two occasions in any 12-month period during the Shelf Registration Period (each such event referred to in clauses (1), (2) and (3), a “Registration Default”), then with respect to the first 90-day period immediately following the occurrence of such Registration Default, the interest rate on the Registrable Securities of each series to which such Registration Default relates will be increased by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Registrable Securities of each such series with respect to each subsequent 90-day period, up to maximum amount of additional interest of 1.00% per annum (“Additional Interest”). Additional Interest, if any, will be paid by the applicable Issuer (or the Company pursuant to the Guarantee, if applicable) on each interest payment date to Holders of such series of Registrable Securities in the same manner as payments of interest on the Securities of the applicable series. A Registration Default ends when the Securities of the applicable series cease to be Registrable Securities or, if earlier, (i) in the case of a Registration Default under clause (1) of the definition thereof, when the applicable Exchange Offer is completed or the Shelf Registration Statement becomes effective, (ii) in the case of a Registration Default under clause (2) of the definition thereof, when the Shelf Registration Statement becomes effective or (iii) in the case of a Registration Default under clause (3) of the definition thereof, when the Shelf Registration Statement again becomes effective and usable. If at any time more than one Registration Default with respect to a series of Registrable Securities has occurred and is continuing, then, until the next date that there is no Registration Default with respect to such series, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default with respect to such series occurred and ends on such next date on which there is no Registration Default with respect to the applicable series.

Additional Interest will accrue from and including the date of a Registration Default to, but excluding, the date on which the Registration Default has been cured in accordance with this Section 2(d).

(e)    Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuers acknowledge that any failure by the Issuers to comply with their respective obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers’ respective obligations under Section 2(a) and Section 2(b) hereof.

3.    Registration Procedures.

(a)    In connection with the respective obligations of the Issuers with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Issuers shall:

(i)

prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Issuers and (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and each use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(ii)

prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(a)(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)

in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary or Free Writing Prospectus, and any amendment or supplement thereto and such other documents as such Holder, counsel or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Issuers each consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(iv)

use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with FINRA and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that none of the Issuers shall be required to (i) qualify as a foreign corporation (or otherwise qualify to do business) or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(iv), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(v)

in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (A) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, or when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (B) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including any notice of objection of the SEC to the use of a Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g) under the 1933 Act, (D) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of any of the Issuers contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if any of the Issuers receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus or Free Writing Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (F) of any determination by any of the Issuers that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vi)

make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the resolution of any objection of the SEC pursuant to Rule 401(g) under the 1933 Act at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(vii)

in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post- effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested); provided, that the Issuers shall be deemed to have furnished such Registration Statement and any post-effective amendment if such Registration Statement or post-effective amendment shall have been timely made available on “EDGAR”;

(viii)

in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

(ix)

upon the occurrence of any event contemplated by Section 3(a)(v)(E) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post- effective amendment to a Registration Statement, the related Prospectus, any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuers agree to notify the Holders and any Participating Broker-Dealers and to suspend use of the Prospectus or any Free Writing Prospectus, as applicable, as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus or Free Writing Prospectus, as the case may be, until the Issuers have amended or supplemented the Prospectus or the Free Writing Prospectus to correct such misstatement or omission;

(x)

a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or Free Writing Prospectus or any document which is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Issuers as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to any Registration Statement, any Prospectus, any Free Writing Prospectus or any amendment of or supplement to a Registration Statement, a Prospectus, any Free Writing Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus or Free Writing Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf

Registration Statement, the Holders or their counsel) shall object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company shall advise the Issuers in writing is required in order to comply with applicable law;

(xi)	obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(xii)

cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiii)

in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Majority Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Issuers and cause the respective officers, directors and employees of the Issuers to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

(xiv)

in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities of a series to be listed on any securities exchange or any automated quotation system on which the Securities of such series are then listed if requested by the Majority Holders (determined for this purpose based on the outstanding aggregate principal amount of Registrable Securities of such series), to the extent such Registrable Securities satisfy applicable listing requirements;

(xv)

use their commercially reasonable efforts to cause the Exchange Securities or Registrable Securities of a series, as the case may be, to be rated by two nationally recognized statistical rating organizations (as such term is defined in Section 3(a)(62) of the 1934 Act), to the extent such agencies rate the Securities of such series;

(xvi)

if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post- effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuers have received notification of the matters to be incorporated in such filing;

(xvii)

to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the applicable Issuer with the SEC in accordance with the Securities Act and to retain (in accordance with the requirements of the Securities Act) any Free Writing Prospectus not required to be filed; and

(xviii)

in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to (A) the business of the Company and its subsidiaries, the Registration Statement, Prospectus, Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by the Company in underwritten offerings and (B) the 2029 Notes Issuer as are set forth in the Purchase Agreement and, in each case, confirm the same if and when requested, (ii) obtain customary opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuers made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b)    In the case of a Shelf Registration Statement, the Issuers may require each Holder of Registrable Securities to furnish to the Issuers such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Issuers may from time to time reasonably request in writing.

(c)    In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 3(a)(v)(E) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 3(a)(ix) hereof, and, if so directed by the applicable Issuer, such Holder will deliver to such Issuer (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the applicable Issuer shall give any notice in accordance with this Agreement to suspend the disposition of Registrable

Securities of the applicable series pursuant to a Registration Statement, such Issuer shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. Each of the Issuers may give any such notice only upon reasonable determination that such suspension is appropriate in light of the event giving rise to such suspension and shall use commercially reasonable efforts to file such amendments or supplements or take other steps necessary to resume dispositions as soon as reasonably practicable, in such Issuer’s determination.

(d) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering and shall be reasonably acceptable to the Issuers.

(e) No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, custody agreements, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.    Participation of Broker-Dealers in Exchange Offer.

(a)    The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

The Issuers understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker- Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b)    In light of the above, and notwithstanding the other provisions of this Agreement, each of the Issuers agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(c)), if requested by one or more

Participating Broker-Dealer, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. Each of the Issuers further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)    The Initial Purchasers shall have no liability to the Issuers or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5.    Indemnification and Contribution.

(a)    Each of the Issuers jointly and severally agree to indemnify and hold harmless the Initial Purchasers and Holders, their affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the foregoing indemnified persons in connection with defending or investigating any such action or claim) that arise out of, or are based on, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or that arise out of, or are based on, any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that arise out of, or are based on, any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or Free Writing Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto), or that arise out of, or are based on, any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based on, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to any Initial Purchaser or any Holder furnished to any Issuer in writing through the Representatives or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, each of the Issuers will also, jointly and severally, indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

(b)    Each Holder agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers, the Initial Purchasers and their affiliates and the other selling Holders, and each of their respective directors and officers who sign the Registration Statement and each Person, if any, who controls any of the Issuers, any Initial Purchaser and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Issuers to the Initial Purchasers and the Holders, but only to the extent such losses, claims, damages and liabilities arise out of, or are based on, any untrue statement or omission or alleged untrue statement or omission based upon and in conformity with any information relating to such Holder furnished to the Issuers in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “indemnified party”) shall promptly notify the Person against whom such indemnity may be sought (the “indemnifying party”) in writing (provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) and (b) of this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraphs (a) and (b) of this Section 5); and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Issuers and their respective directors and officers who sign the Registration Statement and each Person, if any, who controls any of the Issuers within the meaning of either such Section and (c) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and Persons who control the Initial Purchasers, such firm shall be designated in writing by the Representatives. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Issuers. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person; provided that if any such proceeding or threatened proceeding is settled with such written consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified person for fees and disbursements of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)    If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the 1933 Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers on the one hand and of the Holders on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or by the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.

(e)    Each of the Issuers, on the one hand, and each Holder, on the other hand, agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any of their affiliates, any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of any of the Issuers or their respective officers or directors or any Person controlling any of the Issuers, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.    Miscellaneous.

(a)    No Inconsistent Agreements. Each of the Issuers represents and agrees that (i) it has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof; and (ii) the rights granted to the Holders hereunder do not and will not in any way conflict with and are and will not be inconsistent with the rights granted to the holders of any of the Issuers’ other issued and outstanding securities under any such agreements.

(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities (voting as a single class) affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

(c)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, electronic mail or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Issuers, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied or emailed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to any of the Issuers with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)    Purchases and Sales of Securities. None of the Issuers shall, and each shall use their commercially reasonable efforts to cause their affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

(f)    Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(g)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address as provided above shall be effective service of process for any Related Proceeding brought in any Specified Court. To the fullest extent permitted by applicable law, parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement. The 2029 Notes Issuer irrevocably appoints Corporation Service Company at 1180 Avenue of the Americas, Suite 210, New York, New York 10036-8401 as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(j)    Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any court of Australia or any political subdivision thereof, and with respect to any judgment of any Specified Court in a Related Proceeding, each party waives any such immunity in the Specified Courts, any court of Australia or any political subdivision thereof or any other court of competent jurisdiction, as applicable, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(k)    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Issuers in respect of any sum due from them to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, each of the Issuers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due any Initial Purchaser or Holder hereunder, such Initial Purchaser or Holder agrees to pay to the Issuers (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

(l)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

ALBEMARLE CORPORATION

By:	/s/ Karen G. Narwold
Name:	Karen G. Narwold
Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary

[Signature Page to Registration Rights Agreement]

Executed by Albemarle Wodgina Pty Ltd in accordance with Section 127 of the Corporations Act 2001

/s/ Karen G. Narwold	/s/ Mathew Shane Zauner
Signature of director	Signature of company secretary (Please delete as applicable)

Karen G. Narwold	Mathew Shane Zauner
Name of director (print)	Name of company secretary (print)

[Signature Page to Registration Rights Agreement]

Accepted as of the date first written above

BOFA SECURITIES, INC.

J.P. MORGAN SECURITIES LLC

Acting severally on behalf of themselves

and the several Initial Purchasers listed in Schedule 1 hereto

BOFA SECURITIES, INC.

By:	/s/ Sandeep Chawla
Managing Director

[Signature Page to Registration Rights Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Authorized Signatory

Som Bhattacharyya
Executive Director

[Signature Page to Registration Rights Agreement]

SCHEDULE I

INITIAL PURCHASERS

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

MUFG Securities Americas Inc.

Mizuho Securities USA LLC

HSBC Securities (USA) Inc.

SMBC Nikko Securities America, Inc.

U.S. Bancorp Investments, Inc.

Siebert Williams Shank & Co., LLC

Santander Investment Securities Inc.

SunTrust Robinson Humphrey, Inc.